SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): November 7, 2003
                                                           ----------------

                              BARNES & NOBLE, INC.
                              --------------------

             (Exact name of Registrant as Specified in its Charter)




        Delaware                1-12302                     06-1196501
     ---------------     ----------------------        ---------------------
     (State or other    (Commission File Number)      (IRS Employer
      Jurisdiction of                                  Identification No.)
      Incorporation)

  122 Fifth Avenue, New York, NY                         10011
  ------------------------------                        --------
(Address of Principal Executive Offices)              (Zip Code)

        Registrant's Telephone Number, Including Area Code (212) 633-3300
                                                           --------------


          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                    ----------------------------------------

Item 5. Other Events.

     On November 7, 2003, Barnes & Noble, Inc. ("Barnes & Noble") issued a press release announcing that it has proposed a merger with barnesandnoble.com inc., a subsidiary of Barnes & Noble ("Barnes & Noble.com"), pursuant to which all shareholders of Barnes & Noble.com (other than B&N.com Holding Corp., a wholly owned subsidiary of Barnes & Noble) would receive $2.50 in cash for each share of Barnes & Noble.com that they own (the "Merger"). As a result of the Merger, Barnes & Noble.com would become a wholly owned subsidiary of Barnes & Noble. Upon completion of the proposed Merger, Barnes & Noble would seek to cause the shares of Barnes & Noble.com to be delisted from trading on the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended.

     A copy of the press release publicly announcing the proposed merger is filed herewith and incorporated herein by reference as Exhibit 99.1. A copy of the letter from Barnes & Noble to the Special Committee of the Board of Directors of Barnes & Noble.com regarding the proposed Merger is filed herewith and incorporated herein by reference as Exhibit 99.2.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c) Exhibits

          99.1 Press Release issued by Barnes & Noble on November 7, 2003.

          99.2 Letter to Special Committee of the Board of Directors of Barnes & Noble.com regarding the proposed Merger.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BARNES & NOBLE, INC.

                                         By:/s/ Joseph Lombardi
                                           ---------------------------------
                                           Joseph Lombardi
                                           Chief Financial Officer

Date: November 7, 2003

                                 EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
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Exhibit 99.1     Press Release issued by Barnes & Noble on November 7, 2003.

Exhibit 99.2 Letter to Special Committee of the Board of Directors of Barnes & Noble.com regarding the proposed Merger.